Exhibit 16.2

December 28, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by ThermoEnergy Corporation under the heading “Change in Accountants” in Post-Effective Amendment No. 1 to its registration statement on Form S-1 (Registration No. 333-175227).  We agree with the statements concerning our Firm in such registration statement; we are not in a position to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ CCR LLP
Westborough, Massachusetts